Exhibit 31

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

I, Margaret R. Randazzo, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of Westinghouse Solar, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 26, 2012

/s/ Margaret R. Randazzo

Margaret R. Randazzo
President, Chief Executive Officer and Chief Financial Officer